Exhibit 99.1

Release:	Immediate

Contact:	Paul Bowman (investment community)	David Miller (editorial/media)
	(408) 563-1698	(408) 563-9582
APPLIED MATERIALS ANNOUNCES RESULTS
FOR FOURTH FISCAL QUARTER 2005
•	Net Sales: $1.72 billion (5% increase quarter over quarter; 22% decrease year over year)
•	Net Income: $247 million (33% decrease quarter over quarter; 46% decrease year over year)
•	EPS: $0.15 ($0.08 decrease quarter over quarter; $0.12 decrease year over year)
•	New Orders: $1.69 billion (15% increase quarter over quarter; 35% decrease year over year)
     SANTA CLARA, Calif., Nov. 16, 2005 — Applied Materials, Inc., the world’s largest supplier of wafer fabrication solutions to the global semiconductor industry, reported results for its fourth fiscal quarter ended October 30, 2005. Net sales were $1.72 billion, up 5 percent from $1.63 billion for the third fiscal quarter of 2005, and down 22 percent from $2.20 billion for the fourth fiscal quarter of 2004. Gross margin for the fourth fiscal quarter of 2005 was 44.2 percent, compared to 43.9 percent for the third fiscal quarter of 2005, and down from 46.6 percent for the fourth quarter of 2004. Net income for the fourth fiscal quarter of 2005 was $247 million, or $0.15 per share, down from net income of $370 million, or $0.23 per share, for the third fiscal quarter of 2005, and down from net income of $455 million, or $0.27 per share, for the fourth fiscal quarter of 2004. The results for the fourth fiscal quarter of 2005 included an increase in taxes of $32 million, which reduced earnings per share by $0.02, principally related to the distribution of foreign earnings under the American Jobs Creation Act of 2004. Applied’s results for the previous quarter included a tax adjustment that increased earnings per share by $0.08.
     New orders of $1.69 billion for the fourth fiscal quarter of 2005 increased 15 percent from $1.47 billion for the third fiscal quarter of 2005, and decreased 35 percent from $2.62 billion for the fourth fiscal quarter of 2004. Regional distribution of new orders for the fourth fiscal quarter of 2005 was: Taiwan 31 percent, North America 23 percent, Japan 17 percent, Europe 14 percent, Korea 8 percent, and Southeast Asia and China 7 percent. Backlog at the end of the fourth fiscal quarter of 2005 was $2.57 billion, compared to $2.61 billion at the end of the third fiscal quarter of 2005.
     During the fourth fiscal quarter of 2005, the company repurchased approximately 26 million shares of common stock at an average price of $17.37 per share for an aggregate purchase price of $450 million. In addition, the company declared a quarterly cash dividend of $0.03 per share, payable on December 8, 2005 to stockholders of record on November 17, 2005.
     “We closed fiscal 2005 on a positive note as customers began increasing orders and investing in new capacity and next-generation nanotechnology to prepare for further industry growth,” said Mike Splinter, president and chief executive officer. “Throughout the year, Applied continued to advance our technology leadership, improve operational efficiency and execute on our growth

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strategy. In addition, our strong cash flow enabled us to return significant value to stockholders by the repurchase of more than 100 million shares for $1.7 billion and the payment of nearly $100 million in dividends.”
     The company also announced its results for the fiscal year ended October 30, 2005. Fiscal 2005 new orders were $6.39 billion, a 29 percent decrease from $8.98 billion for fiscal 2004. Net sales for fiscal 2005 were $6.99 billion, a 13 percent decrease from $8.01 billion for fiscal 2004. Net income for fiscal 2005 was $1.21 billion, or $0.73 per share, down from $1.35 billion, or $0.78 per share, for fiscal 2004.
     “We are committed to providing customers with innovative technology solutions that will help them rapidly bring their most advanced products to market. By enabling more powerful, portable and affordable electronic products, Applied Materials is helping our customers around the world apply new technology to improve the way people live,” concluded Splinter.
     This press release contains forward-looking statements, including statements regarding the company’s leadership, operational efficiency, growth strategy, cash generation and cash deployment strategies, product capabilities, and strategic position; customers’ orders and investments; and industry growth. Forward-looking statements may contain words such as “expect,” “anticipate,” “believe,” “may,” “should,” “will,” “estimate,” “forecast,” “continue” or similar expressions, and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, but are not limited to: the sustainability of demand in the semiconductor and semiconductor equipment industries, which is subject to many factors, including global economic conditions, business spending, consumer confidence, demand for electronic products and integrated circuits, and geopolitical uncertainties; customers’ capacity requirements, including capacity utilizing the latest technology; the timing, rate, amount and sustainability of capital spending for new technology, such as 300mm and sub-100 nanometer applications; the company’s ability to successfully develop, deliver and support a broad range of products and to expand its markets and develop new markets; the ability to maintain effective cost controls and to timely align the company’s cost structure with business conditions; the successful integration and performance of acquired businesses; changes in management; and other risks described in Applied Materials’ Securities and Exchange Commission filings, including its reports on Form 10-K, Form 10-Q and Form 8-K. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. The company undertakes no obligation to update any forward-looking statements.
     Applied Materials will discuss its fourth fiscal quarter and fiscal 2005 results, along with its outlook for the first fiscal quarter of 2006, on a conference call today beginning at 1:30 p.m. Pacific Time. A webcast of the conference call will be available on Applied Materials’ web site under the “Investors” section.
     Applied Materials, Inc. (Nasdaq: AMAT), headquartered in Santa Clara, California, is the largest supplier of equipment and services to the global semiconductor industry. Applied Materials’ web site is www.appliedmaterials.com.
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APPLIED MATERIALS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended

	October 31,	October 30,	October 31,	October 30,
(In thousands, except per share amounts)	2004	2005	2004	2005

Net sales	$2,203,348	$1,718,120	$8,013,053	$6,991,823
Cost of products sold	1,176,145	957,990	4,311,808	3,905,949

Gross margin	1,027,203	760,130	3,701,245	3,085,874

Operating expenses:
Research, development and engineering	248,272	236,708	991,873	940,507
Marketing and selling	108,490	89,880	394,376	358,524
General and administrative	106,100	82,002	357,245	338,878
Restructuring, asset impairments and other charges	—	—	167,459	—
Litigation settlements, net	26,627	—	26,627	—

Income from operations	537,714	351,540	1,763,665	1,447,965

Interest expense	15,906	9,394	52,877	37,819
Interest income	36,100	48,368	118,462	171,423

Income before income taxes	557,908	390,514	1,829,250	1,581,569

Provision for income taxes	102,900	143,800	477,947	371,669

Net income	$455,008	$246,714	$1,351,303	$1,209,900

Earnings per share:
Basic	$0.27	$0.15	$0.80	$0.74
Diluted	$0.27	$0.15	$0.78	$0.73

Weighted average number of shares:
Basic	1,683,671	1,617,809	1,688,121	1,645,531
Diluted	1,703,331	1,628,655	1,721,645	1,657,493

APPLIED MATERIALS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS

	October 31,	October 30,
(In thousands)	2004*	2005

ASSETS

Current assets:
Cash and cash equivalents	$1,493,292	$990,342
Short-term investments	5,084,704	4,944,999
Accounts receivable, net	1,670,153	1,615,504
Inventories	1,139,368	1,034,093
Deferred income taxes	610,095	567,263
Other current assets	283,907	301,230

Total current assets	10,281,519	9,453,431

Property, plant and equipment	2,953,130	3,011,110
Less: accumulated depreciation and amortization	(1,607,602)	(1,736,086)

Net property, plant and equipment	1,345,528	1,275,024

Goodwill, net	257,321	338,982
Purchased technology and other intangible assets, net	50,291	81,093
Deferred income taxes and other assets	158,786	150,854

Total assets	$12,093,445	$11,299,384

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$45,864	$7,574
Accounts payable and accrued expenses	1,895,061	1,600,032
Income taxes payable	347,056	139,798

Total current liabilities	2,287,981	1,747,404

Long-term debt	410,436	407,380
Other liabilities	133,001	167,814

Total liabilities	2,831,418	2,322,598

Stockholders’ equity:
Common stock	16,803	16,067
Additional paid-in capital	2,070,733	723,191
Deferred stock compensation, net	(96)	(1,255)
Retained earnings	7,164,170	8,276,031
Accumulated other comprehensive income/(loss)	10,417	(37,248)

Total stockholders’ equity	9,262,027	8,976,786

Total liabilities and stockholders’ equity	$12,093,445	$11,299,384

* Certain amounts in the October 31, 2004 consolidated condensed balance sheet have been reclassified to conform to the 2005 presentation.